Exhibit 99.1

R.R. Donnelley & Sons Company Announces Early Tender Results and Increase of Third-Party Maximum Tender Payment for Previously Announced Offers to Purchase Certain Outstanding Debt Securities

CHICAGO, June 6, 2017 (BUSINESS WIRE) — R.R. Donnelley & Sons Company (“RR Donnelley” or the “Company”) (NYSE: RRD) today announced the early tender results for the previously announced cash tender offers to purchase a portion of its outstanding debt securities as set forth in the tables below. The tender offers include third-party cash tender offers (the “Third-Party Offers”) by Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (collectively, the “Third-Party Purchasers” and, together with the Company, the “Purchasers”) and separate cash tender offers by the Company (the “Company Offers” and, together with the Third-Party Offers, the “Offers”). The Company also announced that the Third-Party Purchasers have increased the aggregate purchase price (excluding accrued and unpaid interest) of the Company’s outstanding debt securities set forth in the table immediately below (collectively, the “2020-2021 Notes”) that the Third-Party Purchasers are purchasing (the “Third-Party Maximum Tender Payment”) from $90,000,000 to $125,000,000, subject to the acceptance priority levels (the “2020-2021 Acceptance Priority Levels”) set forth in the table immediately below.

As of 5:00 p.m., New York City time, on June 5, 2017 (the “Early Tender Date”), the principal amounts of 2020-2021 Notes listed in the table immediately below had been validly tendered and not withdrawn.

					Per $1,000 principal amount of Notes Tendered
Title of Security	CUSIP Number/ISIN	Principal Amount Outstanding	Principal Amount Tendered	2020-2021 Acceptance Priority Level	Tender Offer Consideration	Early Tender Premium	Total Consideration(1)
7.625% Notes due 2020	257867AW1/ US257867AW18	$350,000,000	$210,079,000	1	$1,090.00	$30.00	$1,120.00
7.875% Notes due 2021	74978DAA2/ US74978DAA28	$450,000,000	$243,430,000	2	$1,070.00	$30.00	$1,100.00

(1)	Includes Early Tender Premium.

The tender offers also include the Company Offers for the Company’s outstanding debt securities set forth in the table immediately below (collectively, the “2023-2029 Notes” and, together with the 2020-2021 Notes, the “Notes” and each a “series” of Notes), up to an aggregate purchase price (excluding accrued and unpaid interest) of $200,000,000 (the “Company Maximum Tender Payment” and, together with the Third-Party Maximum Tender Payment, the “Maximum Tender Payments”), subject to the tender caps (the “Tender Caps”) and acceptance priority levels (the “2023-2029 Acceptance Priority Levels” and, together with the 2020-2021 Acceptance Priority Levels, the “Acceptance Priority Levels”) set forth in the table immediately below.

As of the Early Tender Date, the principal amounts of 2023-2029 Notes listed in the table immediately below had been validly tendered and not withdrawn.

						Per $1,000 principal amount of Notes Tendered
Title of Security	CUSIP Number/ISIN	Principal Amount Outstanding	Principal Amount Tendered	Tender Cap(2)(3)	2023-2029 Acceptance Priority Level	Tender Offer Consideration	Early Tender Premium	Total Consideration(1)
6.625% Notes due 2029	257867AG6/ US257867AG67	$200,000,000	$41,749,000	$60,000,000	1	$935.00	$30.00	$965.00
6.500% Notes due 2023	257867BA8/ US257867BA88	$350,000,000	$148,410,000	$60,000,000	2	$980.00	$30.00	$1,010.00
6.000% Notes due 2024	257867BB6/ US257867BB61	$400,000,000	$251,968,000	$99,713,040	3	$950.00	$30.00	$980.00

(1)	Includes Early Tender Premium.
(2)	The Tender Caps apply to the aggregate purchase price (excluding accrued and unpaid interest) of the applicable series of Notes.
(3)	The Company has elected to increase the Tender Cap of the 6.000% Notes due 2024 by $19,713,040, which represents the sum of the difference between the aggregate purchase price of each of the 6.625% Notes due 2029 and the 6.500% Notes due 2023 and the applicable Tender Cap in respect of such series of Notes.

Holders who validly tendered and did not withdraw Notes by the Early Tender Date will be eligible to receive the applicable Total Consideration as set forth in the applicable table above. The settlement for the Notes accepted for purchase by the Purchasers is currently expected to occur on Wednesday, June 7, 2017 (the “Early Settlement Date”).

Based on the application of the 2020-2021 Acceptance Priority Levels and the amended Third-Party Maximum Tender Payment, the Third-Party Purchasers currently expect that they will accept for purchase $111,607,000 principal amount of 2020-2021 Notes tendered with 2020-2021 Acceptance Priority Level 1 (approximately 53% of tendered 2020-2021 Notes for such series). No tendered 2020-2021 Notes with 2020-2021 Acceptance Priority Level 2 will be accepted for purchase on the Early Settlement Date. In addition, holders of 2020-2021 Notes accepted for purchase will receive accrued and unpaid interest on such 2020-2021 Notes from the applicable last interest payment date to, but not including, the Early Settlement Date. Since the amended Third-Party Maximum Tender Payment has been reached, no 2020-2021 Notes tendered but not purchased on the Early Tender Date or tendered after the Early Tender Date will be accepted for purchase on a date following the Expiration Date (as defined below) (the “Final Settlement Date”).

Based on the application of the 2023-2029 Acceptance Priority Levels, the amended Tender Caps and the Company Maximum Tender Payment, the Company currently expects that it will accept for purchase all 2023-2029 Notes tendered with 2023-2029 Acceptance Priority Level 1, $59,405,000 principal amount of 2023-2029 Notes tendered with 2023-2029 Acceptance Priority Level 2 (approximately 40% of tendered 2023-2029 Notes for such series) and $101,748,000 principal amount of 2023-2029 Notes tendered with 2023-2029 Acceptance Priority Level 3 (approximately 40% of tendered 2023-2029 Notes for such series). This reflects the Company’s election to increase the Tender Cap of the 6.000% Notes due 2024 by $19,713,040, which represents the sum of the difference between the aggregate purchase price of each of the 6.625% Notes due 2029 and the 6.500% Notes due 2023 and the applicable Tender Cap in respect of such series of Notes. In addition, holders of 2023-2029 Notes accepted for purchase will receive accrued and unpaid interest on such Notes from the applicable last interest payment date to, but not including, the Early Settlement Date. Since the Company Maximum Tender Payment has been reached, no 2023-2029 Notes tendered but not purchased on the Early Tender Date or tendered after the Early Tender Date will be accepted for purchase on the Final Settlement Date.

The previously announced date for the expiration of withdrawal rights for the Offers has passed and has not been extended. Notes tendered pursuant to the Offers may no longer be withdrawn, except as required by law.

The Offers will expire at 11:59 p.m., New York City time, on June 19, 2017 (the “Expiration Date”), unless extended or earlier terminated.

For additional information regarding the terms of the Third-Party Offers, please contact Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect), Merrill Lynch, Pierce, Fenner & Smith Incorporated at (888) 292-0070 (toll free) or (980) 388-3646 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4811 (collect) and Wells Fargo Securities, LLC at (866) 309-6316 (toll free) or (704) 410-4760 (collect).

For additional information regarding the terms of the Company Offers, please contact one of the dealer managers for the Company Offers: Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect), Merrill Lynch, Pierce, Fenner & Smith Incorporated at (888) 292-0070 (toll free) or (980) 388-3646 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4811 (collect) and Wells Fargo Securities, LLC at (866) 309-6316 (toll free) or (704) 410-4760 (collect).

Requests for documents and questions regarding the tender of securities may be directed to Global Bondholder Services Corporation at (866) 924-2200 (toll free) or (212) 430-3774 (collect).

Copies of the Offer to Purchase and the related Letter of Transmittal for the Offers may also be obtained at no charge from Global Bondholder Services Corporation.

None of RR Donnelley, its Board of Directors, the Third-Party Purchasers, the information agent and depositary or the dealer managers for the Company Offers makes any recommendation as to whether holders of the Notes should tender or refrain from tendering the Notes. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This announcement does not constitute an offer to purchase or a solicitation of an offer to sell securities. The Offers are being made solely by means of the Offer to Purchase and the related Letter of Transmittal. In any jurisdiction where the laws require a tender offer to be made by a licensed broker or dealer, the Company Offers will be deemed to be made on behalf of the Company by the dealer managers, or one or more registered brokers or dealers under the laws of such jurisdiction.

About RR Donnelley

RRD is a leading global provider of integrated multichannel marketing and business communications solutions. With 50,000 customers and 43,000 employees across 34 countries, RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to effectively create, manage, deliver and optimize their multichannel communications strategies.

For more information, visit the Company’s website at www.rrd.com.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

Investor Contact:

Brian Feeney, Senior Vice President, Investor Relations

Telephone: 630-322-6908

E-mail: brian.feeney@rrd.com